UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2006
ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Tower Parkway Lincolnshire, IL 60069	60069
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 541-9500
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8—Other Events
Item 8.01— Other Events.
     On September 21, 2006, ACCO Brands Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as representatives of the underwriters listed therein (collectively the “Underwriters”), and certain stockholders of the Company named therein (the “Selling Stockholders”), pursuant to which the Selling Stockholders agreed to sell an aggregate of 3,536,000 shares of common stock of the Company to the Underwriters. In addition, pursuant to the terms of the Underwriting Agreement, the Selling Stockholders have granted the Underwriters a 30-day option to purchase up to 530,400 additional shares of the Company’s common stock to cover over-allotments, if any.
     The Company has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), a registration statement on Form S-3 (file no. 333-137333) relating to the shares being sold by the Selling Stockholders. The Company will not receive any proceeds from sales of the shares made by the Selling Stockholders. The Company has made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company and the registration statement. The Company also has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Act.
     The description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, the form of which is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.
Section 9—Financial Statements and Exhibits
Item 9.01—Financial Statements and Exhibits.
     (d) Exhibits
Exhibit 1.1 Form of Underwriting Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO BRANDS CORPORATION (Registrant)
	By:	/s/Steven Rubin
		Name:	Steven Rubin
Date: September 21, 2006		Title:	Senior Vice President, Secretary and General Counsel

INDEX TO EXHIBITS

Exhibit

1.1	Form of Underwriting Agreement.